Exhibit 99.1

NEWS RELEASE

Contact:	Dan Chmielewski Rainbow Technologies, Inc. 949-450-7377 dchm@rainbow.com

Rainbow Technologies Reports Strong Q4 and FY 2003 Earnings

Earnings and Revenues Increase on Continued Strong Demand for Secure Communications Products, eSecurity
Products; SafeNet Merger Outlook Points to Positive Growth

     IRVINE, California – February 11, 2004 — Rainbow Technologies, Inc., (Nasdaq: RNBO) a leading provider of digital content and transaction security for the Internet, SSL VPNs, software applications and high assurance security solutions, today announced revenues for Q4 2003 of $39.2 million, up 17 percent year-over-year.

     The company reported GAAP net income of $2.8 million, or $0.10 per share in Q4-2003, compared with a profit from continuing operations of $0.08 per share in Q4-2002. Total GAAP net income for Q4-2002 was $4.8 million, or $0.18 per share. In addition, the company incurred approximately $2.3 million in expenses related to the anticipated merger with SafeNet, Inc. These expenses were partially offset by a $1.1 million change in estimates that resulted in a reduction for certain reserves.

     For FY2003, Rainbow Technologies reported GAAP revenues of $141.8 million in FY2003 compared with $126.0 million in FY2002. Rainbow’s FY2003 GAAP earnings were $7.5 million, or $0.28 per diluted share, compared with a FY2002 net loss of $37.7 million, or $1.43 per diluted share.

     GAAP revenues for the company’s Secure Communications business segment for Q4 were $22.9 million, up 12 percent year-over-year. The growth is primarily attributed to strong demand for high performance secure communications chips.

     Q4-2003 GAAP revenues for the eSecurity business segment were $16.75 million, up 25 percent year-over-year. The increase in revenue in the eSecurity segment is primarily due to revenues of acquired Luna products from Chrysalis. The acquisition of Chrysalis-ITS was completed last quarter.

     “I am pleased that we have met our quarterly and annual revenue goals,” said Walt Straub, president and CEO, Rainbow Technologies. “I am optimistic about the growth opportunities for Rainbow in 2004. In October 2003, we announced a plan to merge with SafeNet. The merger is subject to shareholder approval and other conditions. I strongly believe the combined company will become the premier network security and OEM security provider.

     Excluding the impact of the $2.3 million in merger-related expenses, the non-GAAP earnings per share for Q4-2003 were approximately $0.16 per share. Excluding the impact of the merger-related expenses and $3.6 million in litigation settlement expenses incurred during Q2-2003, the non-GAAP earnings per share for FY2003 were approximately $0.45 per share.

	Q4-2003	FY-2003
Non-GAAP net/share	$0.16	$0.45
Merger Exp	($0.06)	($0.06)
Litigation	$0.00	($0.09)
GAAP net/share	$0.10	$0.28

Conference Call

     Rainbow Technologies will host its Q4 and FY2003 earnings conference call this afternoon at 2:00 p.m. PST (5:00 p.m. EST). Individuals may listen to the meeting by conference call dial-in (888) 261-2573. In addition, the meeting can be accessed via audio replay dial-in (800) 642-1687 or (706) 679-8222, reference conference ID 5419186. The audio replay will be available for one week. In addition, the conference call will be Webcast. The Webcast can be accessed via the company’s website at www.rainbow.com and going to the Investor Relations link.

About Rainbow Technologies, Inc.

     Making security simple since 1979, Rainbow Technologies is a leading provider of proven information security solutions for mission-critical data and applications used in business, organization and government computing environments. Rainbow has been breaking the security paradigm by making complex security simple to implement and use for more than two decades. With headquarters in Irvine,

Calif., Rainbow maintains offices and authorized distributors throughout the world. For more information, visit the Web site at http://www.rainbow.com.

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Rainbow Technologies, Rainbow Mykotronx, NetSwift iGate, Luna and iKey are trademarks of Rainbow Technologies, Inc. All other company and product names are trademarks of their respective organizations.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

Statements contained in this release that are not historical facts could be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management’s current expectations and beliefs, are not guarantees of future performance and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including, among others: general industry trends, the risk that the SafeNet and Rainbow businesses will not be integrated successfully; costs related to the proposed merger; the risk that SafeNet and Rainbow will fail to obtain the required stockholder approvals; the risk that the transaction will not close; the risk that the businesses of the companies will suffer due to uncertainty; and other economic, business, competitive, and/or regulatory factors affecting the SafeNet and Rainbow businesses generally, including those set forth in their filings with the Securities and Exchange Commission, including each of Rainbow’s and SafeNet’s Annual Reports on Form 10-K for the fiscal year ended December 31, 2002, their most recent Quarterly Reports on Form 10-Q and their Current Reports on Form 8-K. If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, SafeNet’s and Rainbow’s results could differ materially from SafeNet’s and Rainbow’s expectations in these statements. SafeNet and Rainbow assume no obligation and do not intend to update or alter these forward-looking statements, whether as a result of new information, future events, or otherwise.

SafeNet and Rainbow filed with the SEC a joint proxy statement/prospectus and other relevant materials in connection with the merger of SafeNet and Rainbow. The joint proxy statement/prospectus will be mailed to the stockholders of SafeNet and Rainbow. Investors and security holders of SafeNet and Rainbow are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available because they will contain important information about SafeNet, Rainbow and the merger. The joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by SafeNet or Rainbow with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by SafeNet by contacting Michelle Layne, SafeNet Investor Relations, 4690 Millenium Drive, Belcamp, Maryland 21017, (443) 327-1239. Investors and security holders may obtain free copies of the documents filed with the SEC by Rainbow by contacting Rainbow Investor Relations, 50 Technology Drive, Irvine, California 92718 (949) 450-7377. Investors and security holders are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision.

SafeNet and its executive officers, directors and employees may be deemed to be participants in the solicitation of proxies from the stockholders of SafeNet and Rainbow in favor of the transaction. A list of the names of SafeNet’s executive officers and directors, and a description of their respective interests in SafeNet, are set forth in the proxy statement for SafeNet’s 2003 Annual Meeting of Stockholders, which was filed with the SEC on April 30, 2003. Investors and security holders may obtain additional information regarding the interests of SafeNet’s executive officers and directors in the transaction by reading the joint proxy statement/prospectus.

Rainbow and its executive officers, directors and employees may be deemed to be participants in the solicitation of proxies from the stockholders of SafeNet and Rainbow in favor of the transaction. A list of the names of Rainbow’s executive officers and directors, and a description of their respective interests in Rainbow, are set forth in the proxy statement for Rainbow’s 2003 Annual Meeting of Stockholders, which was filed with the SEC on April 28, 2003. Investors and security holders may obtain additional information regarding the interests of Rainbow’s executive officers and directors in the transaction by reading the joint proxy statement/prospectus.